Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of January __, 2011, is between Calvert Variable Products, Inc. (“CVP”), a Maryland corporation, on behalf of Calvert VP Lifestyle                          Portfolio (the “Merging Portfolio”), a separate series of CVP, and Financial Investors Variable Insurance Trust (“FIVIT”), a Delaware statutory trust, on behalf of Ibbotson                          ETF Asset Allocation Portfolio (the “Acquiring Portfolio”), a separate series of FIVIT.

This Agreement and Plan of Reorganization (the “Agreement” or “Plan”) is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization and liquidation will consist of the transfer of all of the assets of the Merging Portfolio to the Acquiring Portfolio in exchange for Class II shares of beneficial interest of the Acquiring Portfolio, the assumption by the Acquiring Portfolio of the liabilities of the Merging Portfolio, and the distribution of the Acquiring Portfolio’s shares to the shareholders of the Merging Portfolio in complete liquidation of the Merging Portfolio, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. SHAREHOLDER	APPROVAL

Approval by Shareholders. A meeting of the Merging Portfolio shareholders shall be called and held for the purpose of acting on and authorizing the transactions contemplated in this Agreement. The Acquiring Portfolio shall furnish to the Merging Portfolio such data and information as shall be reasonably requested by the Merging Portfolio for inclusion in the information to be furnished to its shareholders in connection with the meeting. The Merging Portfolio and the Acquiring Portfolio each agree to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

2. REORGANIZATION

(a)      Plan of Reorganization. The Merging Portfolio will convey, transfer, and deliver to the Acquiring Portfolio all of the then-existing assets and property of the Merging Portfolio including without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Merging Portfolio and any deferred or prepaid expenses shown as an asset on the books of the Merging Portfolio at the closing provided for in Section 2(c) of this Agreement (the “Closing”). In consideration thereof, the Acquiring Portfolio agrees at the Closing to assume all of the Merging Portfolio’s liabilities as set forth in Section 2(b) of this Agreement, and to deliver to the Merging Portfolio, in exchange for the assets, the number of full and fractional Class II shares of beneficial interest of the Acquiring Portfolio (the “Acquiring Portfolio Shares”) to be determined as follows:

In accordance with Section 3 of this Agreement, the Merging Portfolio agrees to transfer all of the Merging Portfolio’s assets to the Acquiring Portfolio, and the Acquiring Portfolio agrees in exchange therefor: (i) to deliver to the Merging Portfolio the number of full and fractional Acquiring Portfolio Shares, determined by dividing the value of the Merging Portfolio’s net assets, computed in the manner and as of the time and date set forth in Section 3(a), by the net asset value of one Acquiring Portfolio Share, computed in the manner and as of the time and date set forth in Section 3(b). Such transactions shall take place as of the close of business on the Closing date (the “Closing Date”). It is expressly agreed that there will be no sales charge to the Merging Portfolio, or to any of the shareholders of the Merging Portfolio upon distribution of the Acquiring Portfolio Shares to them.

(b)        Assumption of Liabilities. The Merging Portfolio will endeavor to discharge all of its known liabilities and obligations to the extent possible before the Closing Date. Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Portfolio, which assumed liabilities shall include all of the Merging Portfolio’s liabilities, debts, obligations and duties arising in the ordinary course of business, whether or not specifically referred to in this Plan.

(c)        Closing and Effective Time of the Reorganization. The Closing shall occur at the Effective Time of the Reorganization, which shall be either:

(i)      the latest of (x) the satisfaction of all representations and warranties contained herein, (y) receipt of all necessary regulatory approvals, and (z) the final adjournment of the meeting of shareholders of the Merging Portfolio at which the Plan will be considered, or

(ii)      such later date as the parties may mutually agree.

(d)        On or as soon as practicable prior to the Closing Date, the Merging Portfolio will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

(e)        At the Closing or as soon as is reasonably practicable thereafter, the Merging Portfolio shall cause its custodian to deliver to the custodian of the Acquiring Portfolio a certificate of an authorized officer stating that: (i) all the Merging Portfolio’s securities, cash and any other assets have been delivered in proper form to the Acquiring Portfolio on the Closing Date; and (ii) all necessary taxes, including all applicable U.S. federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of assets by the Merging Portfolio.

(f)        Tax Information. Within fifteen (15) days after the Closing Date, the Merging Portfolio shall furnish to the Acquiring Portfolio an excel spreadsheet containing the adjusted tax basis in the hands of the Merging Portfolio of the securities delivered to the Acquiring Portfolio pursuant to this Agreement. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Merging Portfolio shall furnish to the Acquiring Portfolio a preliminary tax information statement signed by the Treasurer of CVP, which shall be in the form of Exhibit A attached hereto, listing (i) the earnings and profits of the Merging Portfolio for fiscal year 2011 for U.S. federal income tax purposes and (ii) any capital loss carryovers that will be carried over to the Acquiring Portfolio as a result of Section 381 of the Code (a “Tax Information Statement”). On or prior to January 15, 2012, the Merging Portfolio shall furnish the Acquiring Portfolio with a final Tax Information Statement.

(g)        Any reporting responsibility of the Merging Portfolio for taxable periods ending on or before the Closing Date including, but not limited to, the responsibility for filing of regulatory reports, is and shall remain the responsibility of CVP.

3. VALUATION OF NET ASSETS

(a)        The value of the Merging Portfolio’s assets to be transferred to the Acquiring Portfolio under this Agreement shall be computed as of the close of business (coinciding with the closing of the regular session of the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. ET)) on the business day immediately preceding the Closing Date (hereinafter the “Valuation Date”) using the valuation procedures as set forth in the Merging Portfolio’s prospectus.

(b)        The net asset value per share of the Acquiring Portfolio Shares for purposes of Section 2 of this Agreement shall be determined as of the close of business on the Valuation Date by the Acquiring Portfolio’s Fund Controller using the same valuation procedures as set forth in the Acquiring Portfolio’s prospectus.

(c)        A copy of the computation showing in reasonable detail the valuation of the Merging Portfolio’s net assets, using the valuation procedures as set forth in the Merging Portfolio’s prospectus, to be transferred to the Acquiring Portfolio pursuant to Section 2 of this Agreement, certified by the Controller of the Merging Portfolio, shall be furnished by the Merging Portfolio to the Acquiring Portfolio at the Closing. A copy of the computation showing in reasonable detail the determination of the net asset value per share of the Acquiring Portfolio Shares pursuant to Section 2 of this Agreement, certified by the Treasurer for the Acquiring Portfolio, shall be furnished by the Acquiring Portfolio to the Merging Portfolio at the Closing.

In the event that on the Valuation Date: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Portfolio or the Merging Portfolio (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Portfolio or the Merging Portfolio is impracticable, as mutually agreed to in writing by the duly authorized officers of both parties, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

FIVIT, on behalf of the Acquiring Portfolio, and CVP, on behalf of the Merging Portfolio, agrees to use commercially reasonable efforts to resolve, prior to the Valuation Date, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Acquiring Portfolio and the Merging Portfolio.

4. LIQUIDATION	AND DISSOLUTION

(a)      As soon as practicable after the Closing Date, the Merging Portfolio will distribute pro rata to Merging Portfolio shareholders of record as of the close of business on the Closing Date the Acquiring Portfolio Shares received by the Merging Portfolio pursuant to Section 2(a) of this Agreement. Such liquidation and distribution will be accompanied by the establishment of shareholder accounts on the share records of the Acquiring Portfolio in the names of each such shareholder of the Merging Portfolio, representing the respective pro rata number of full and fractional Acquiring Portfolio Shares due to each. No such shareholder accounts shall be established by the Acquiring Portfolio or the transfer agent for the Acquiring Portfolio except pursuant to written instructions from the Merging Portfolio, and the Merging Portfolio agrees to provide on the Closing Date instructions to transfer to a shareholder account for each former Merging Portfolio shareholder a pro rata share of the number of the Acquiring Portfolio Shares received pursuant to Section 2(a) of this Agreement.

(b)      Promptly after the distribution described in Section 4(a) above, appropriate notification will be mailed by the Acquiring Portfolio or its transfer agent to each record shareholder of the Merging Portfolio receiving such distribution of the Acquiring Portfolio Shares informing such record shareholder of the number of the Acquiring Portfolio Shares distributed to such shareholder and confirming the registration thereof in such shareholder’s name.

(c)      Share certificates representing the Acquiring Portfolio Shares shall not be issued in connection with the Reorganization. Ownership of the Acquiring Portfolio Shares will be shown on the books of the Acquiring Portfolio’s transfer agent.

(d)      As promptly as is practicable after the liquidation of the Merging Portfolio, and in no event later than 12 months from the date of this Agreement, the Merging Portfolio shall be completely liquidated and terminated pursuant to the provisions of the Plan and the By-Laws and Articles of Incorporation of CVP.

(e)      Immediately after the Closing Date, the share transfer books of the Merging Portfolio shall be closed and no transfer of shares shall thereafter be made on those books.

5. DECLARATION	OF TRUST AND BY-LAWS

(a)      Declaration of Trust. The Declaration of Trust of FIVIT, which governs its series, in effect at the Effective Time of the Reorganization, shall continue to be the Declaration of Trust of FIVIT until the same shall thereafter be amended or repealed in accordance with its terms or applicable law.

(b)      By-Laws. The By-Laws of FIVIT, which govern its series, in effect at the Effective Time of the Reorganization, shall continue to be the By-Laws of FIVIT until the same shall thereafter be amended or repealed in accordance with the terms of FIVIT’s By-Laws or Declaration of Trust or applicable law.

6. REPRESENTATIONS	AND WARRANTIES OF THE ACQUIRING PORTFOLIO

(a)      Organization, Existence, etc. The Acquiring Portfolio is a duly organized series of FIVIT, validly existing and in good standing under the laws of the State of Delaware, and has power to carry on its business as it is now being conducted. Currently, FIVIT is not qualified to do business as a foreign trust or entity under the laws of any jurisdiction. The Acquiring Portfolio has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)      Registration as Investment Company. FIVIT, of which the Acquiring Portfolio is a series, is registered under the Act as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect. The April 30, 2010 prospectus and statement of additional information of the Acquiring Portfolio conforms or conformed at the time of its use in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Company Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(c)      Capitalization. The Acquiring Portfolio is authorized to issue an unlimited number of shares of beneficial interest. As of January 24, 2011, the Acquiring Portfolio had [    ] authorized shares of beneficial interest. All of the outstanding shares of the Acquiring Portfolio have been duly authorized and are validly issued, fully paid, and non-assessable. Since the Acquiring Portfolio is a series of an open-end management investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization.

(d)      Financial Statements. The audited financial statements of the Acquiring Portfolio for the year ended December 31, 2009, to be delivered to the Merging Portfolio, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Acquiring Portfolio as of December 31, 2009, and the results of its operations and changes in net assets for the year then ended (the “Acquiring Portfolio Financial Statements”).

(e)      Shares to be Issued Upon Reorganization. The Acquiring Portfolio Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable.

(f)      Authority Relative to this Agreement. FIVIT has the power to enter into the Plan on behalf of the Acquiring Portfolio and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated by this Plan have been duly authorized by all necessary action on the part of the Board of Trustees of FIVIT, and no other proceedings by FIVIT are necessary to authorize its officers to effectuate the Plan and the transactions contemplated herein. The Acquiring Portfolio is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the execution and carrying out of the Plan.

(g)      Liabilities. There are no liabilities of the Acquiring Portfolio, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Portfolio Financial Statements, liabilities incurred in the ordinary course of business subsequent to December 31, 2009, or liabilities otherwise previously disclosed to the Merging Portfolio, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Portfolio.

(h)      Litigation. To the knowledge of the officers of FIVIT and the FIVIT Board of Trustees there are no material claims, actions, suits, or proceedings, pending or threatened, which would adversely affect the Acquiring Portfolio or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(i)      Contracts. Except for contracts and agreements previously disclosed to the Merging Portfolio under which no default exists, FIVIT, on behalf of the Acquiring Portfolio, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(j)      Taxes. For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Portfolio has met (and will continue to meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (and will continue to be eligible to) and has computed (and will continue to compute) its federal income tax under Section 852 of the Code, has met the diversification and other requirements of Section 817(h) of the Code and Treasury Regulations Section 1.817-5 thereunder, and has been an investment company to which Treasury Regulation Section 1.817-5(f) applies.

(k)      Registration Statement. The Acquiring Portfolio shall have filed with the Commission a Registration Statement under the Securities Act relating to the Acquiring Portfolio Shares issuable under this Agreement. At the time the Registration Statement becomes effective, the Registration Statement:

(i)      will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Regulations”), and

(ii)      will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1, and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by the Acquiring Portfolio and as pertaining to the Acquiring

Portfolio, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by the Merging Portfolio for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in Section 7(k).

(l)        Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

7.         REPRESENTATIONS AND WARRANTIES OF THE MERGING PORTFOLIO

(a)        Organization, Existence, etc. The Merging Portfolio is a duly organized series of CVP, validly existing and in good standing under the laws of the State of Maryland, and has power to carry on its business as it is now being conducted. Currently, CVP is not qualified to do business as a foreign corporation or entity under the laws of any jurisdiction. The Merging Portfolio has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)        Registration as Investment Company. CVP, of which the Merging Portfolio is a series, is registered under the Act as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect. The April 30, 2010 prospectus and statement of additional information of the Merging Portfolio conforms or conformed at the time of its use in all material respects to the applicable requirements of the Securities Act and the Company Act and the rules and regulations of the Commission thereunder.

(c)        Capitalization. The Merging Portfolio has              authorized shares of common stock, $0.10 par value, of which as of January 24, 2011, [              ] shares were outstanding. All of the outstanding shares of the Merging Portfolio have been duly authorized and are validly issued, fully paid, and non-assessable. Since the Merging Portfolio is a series of an open-end management investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of the Merging Portfolio may change prior to the Effective Date of the Reorganization.

(d)        Financial Statements. The audited financial statements of the Merging Portfolio for the year ended December 31, 2009, to be delivered to the Acquiring Portfolio, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Merging Portfolio as of December 31, 2009, and the results of its operations and changes in net assets for the year then ended (the “Merging Portfolio Financial Statements”).

(e)        Authority Relative to this Agreement. CVP has the power to enter into the Plan on behalf of its series, the Merging Portfolio, and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated by this Plan have been duly authorized by all necessary action on the part of the Board of Directors of CVP, and, except for approval by the holders of its outstanding shares, no other proceedings by CVP are necessary to authorize its officers to effectuate the Plan and the transactions contemplated herein. The Merging Portfolio is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the execution and carrying out of the Plan.

(f)        Liabilities. There are no liabilities of the Merging Portfolio whether or not determined or determinable, other than liabilities disclosed or provided for in the Merging Portfolio Financial Statements, liabilities incurred in the ordinary course of business subsequent to December 31, 2009, or liabilities otherwise previously disclosed to the Acquiring Portfolio, none of which has been materially adverse to the business, assets or results of operations of the Merging Portfolio.

(g)        Litigation. To the knowledge of the officers of CVP and the CVP Board of Directors, there are no material claims, actions, suits, or proceedings, pending or threatened, which would adversely affect the Merging Portfolio or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h)        Contracts. Except for contracts and agreements previously disclosed to the Acquiring Portfolio under which no default exists, CVP, on behalf of the Merging Portfolio, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i)        Taxes. For each taxable year of its operation (including the taxable year ending on the Closing Date), the Merging Portfolio has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code, has met the diversification and other requirements of Section 817(h) of the Code and Treasury Regulations Section 1.817-5 thereunder, and has been an investment company to which Treasury Regulation Section 1.817-5(f) applies.

(j)        Portfolio Securities. All securities to be listed in the schedule of investments of the Merging Portfolio as of the Effective Time of the Reorganization will be owned by CVP on behalf of the Merging Portfolio free and clear of any liens, claims, charges, options, and encumbrances, except as indicated in the schedule. Except as so indicated, none of the securities is, or after the Reorganization as contemplated by this Plan will be, subject to any legal or contractual restrictions on disposition (including restrictions as to the public offering or sale of the securities under the Securities Act), and all the securities are or will be readily marketable.

(k)        Registration Statement. The Merging Portfolio will cooperate with the Acquiring Portfolio in connection with the Registration Statement referred to in Section 6(k) of this Agreement, and will furnish to the Acquiring Portfolio the information relating to the Merging Portfolio required by the Securities Act and the regulations promulgated thereunder to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to the Merging Portfolio:

(i)         will comply in all material respects with the provisions of the Securities Act and the Regulations, and

(ii)        will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1 and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by the Acquiring Portfolio, insofar as it relates to the Merging Portfolio, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by the Merging Portfolio for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in this Section 7(k).

(l)        Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

(m)      Tax Returns. All U.S. federal and other tax returns, dividend reporting forms and other tax-related reports of the Merging Portfolio required by law have been filed (taking into account any extensions), shall have been timely filed (taking such extensions into account) and shall be correct in all material respects, and all U.S. federal and other taxes shown as due or required to be shown as due from the Merging Portfolio on such tax returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and no such return is currently under audit and no outstanding assessment of any tax has been asserted with respect to such returns.

8.        CONDITIONS TO OBLIGATIONS OF THE ACQUIRING PORTFOLIO

The obligations of the Acquiring Portfolio under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)        Representations, Warranties, and Agreements. As of the Effective Time of the Reorganization, the Merging Portfolio shall have complied with each of its obligations under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Merging Portfolio since December 31, 2009. As of the Effective Time of the Reorganization, the Acquiring Portfolio shall have received a certificate from the Merging Portfolio satisfactory in form and substance to the Acquiring Portfolio indicating that the Merging Portfolio has met the terms stated in this Section.

(b)        Regulatory Approval. All necessary orders of exemption under the Company Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission, and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(c)        Tax Opinion. The Acquiring Portfolio shall have received the opinion of counsel, addressed to and in form and substance satisfactory to the Acquiring Portfolio, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to the Acquiring Portfolio and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of the Merging Portfolio in connection with the Reorganization, and on such other written representations as the Merging Portfolio and the Acquiring Portfolio will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:

(i)          The transfer of all the Merging Portfolio’s assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio followed by the pro rata distribution by the Merging Portfolio of all the Acquiring Portfolio Shares to the Merging Portfolio shareholders in complete liquidation of the Merging Portfolio, as set forth in Section 2 of this Agreement, will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and the Acquiring Portfolio and the Merging Portfolio will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(ii)         No gain or loss will be recognized by the Acquiring Portfolio upon the receipt of all the assets of the Merging Portfolio solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio.

(iii)        No gain or loss will be recognized by the Merging Portfolio upon the transfer of all the Merging Portfolio’s assets to the Acquiring Portfolio solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio or upon the distribution (whether actual or constructive) of Acquiring Portfolio Shares to the Merging Portfolio shareholders solely in exchange for such shareholders’ shares of the Merging Portfolio in complete liquidation of the Merging Portfolio.

(iv)        No gain or loss will be recognized by the Merging Portfolio shareholders upon the exchange of their Merging Portfolio shares solely for Acquiring Portfolio Shares in the Reorganization.

(v)         The aggregate tax basis of the Acquiring Portfolio Shares received by each Merging Portfolio shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Merging Portfolio shares exchanged therefor by such shareholder. The holding period of Acquiring Portfolio Shares received by each Merging Portfolio shareholder will include the period during which the Merging Portfolio shares exchanged therefor were held by such shareholder, provided such Merging Portfolio shares are held as capital assets at the time of the Reorganization.

(vi)         The tax basis of the Merging Portfolio’s assets transferred to the Acquiring Portfolio will be the same as the adjusted tax basis of such assets to the Merging Portfolio immediately before the Reorganization. The holding period of the assets of the Merging Portfolio in the hands of the Acquiring Portfolio will include the period during which those assets were held by the Merging Portfolio immediately prior to the Reorganization.

(vii)        The Acquiring Portfolio will take into account the items of the Merging Portfolio described under Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Treasury Regulations thereunder.

The opinion will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) as a result of the transfer of such asset regardless of whether such transfer would otherwise be a nonrecognition transaction.

The opinion shall be based on customary assumptions and is conditioned upon the receipt of such representations as counsel may reasonably request of the Acquiring Portfolio and the Merging Portfolio and the tax owners of the Portfolios. In addition, counsel shall assume that any statement or representation made “to the best knowledge of” or “to the knowledge of” any person or entity is and will be true without such qualification.

(d)        Opinion of Counsel. The Acquiring Portfolio shall have received the opinion of counsel for the Merging Portfolio, dated as of the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to the Acquiring Portfolio, to the effect that:

(i)          CVP is an open-end management company registered under the Securities Act and the Company Act, and is duly organized and validly existing in good standing as a corporation under the laws of the State of Maryland;

(ii)         The Merging Portfolio is a series of CVP;

(iii)        The Plan and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Directors of CVP, and the Plan has been duly executed and delivered by CVP on behalf of the Merging Portfolio and, assuming due authorization, execution, and delivery of the Plan by FIVIT on behalf of the Acquiring Portfolio, is a valid and binding obligation of CVP and its series, the Merging Portfolio;

(iv)        The execution and delivery of the Plan by the Merging Portfolio did not, and the performance by CVP and the Merging Portfolio of their respective obligations hereunder will not: (a) violate CVP’s Articles of Incorporation, as amended, or its By-Laws, as amended; or (b) violate any provision of any material agreement known to such counsel; and

(v)         To the knowledge of such counsel, and without any independent investigation, (i) the Merging Portfolio is not subject to any litigation or other proceedings, other than as already disclosed to the Acquiring Portfolio, that might have a materially adverse effect on the operations of the Merging Portfolio, (ii) the Merging Portfolio is registered as an investment company with the Commission and is not subject to any stop order, and (iii) all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Merging Portfolio under the federal laws of the United States or the laws of the State of Maryland or under state securities or “Blue Sky” laws to permit consummation, in all material respects, of the transactions contemplated by the Plan, have been obtained or made.

9. CONDITIONS TO OBLIGATIONS OF THE MERGING PORTFOLIO

The obligations of the Merging Portfolio under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)        Shareholder Approval. The Plan shall have been approved by the affirmative vote of a majority of the outstanding voting securities of the Merging Portfolio as required by the Act. This means that the Plan must be approved by the lesser of: (i) 67% of the shares of the Merging Portfolio entitled to vote and present at a meeting if the holders of more than 50% of the outstanding shares entitled to vote are present in person or by proxy; or (ii) more than 50% of the outstanding shares of the Merging Portfolio entitled to vote.

(b)        Representations, Warranties and, Agreements. As of the Effective Time of the Reorganization, the Acquiring Portfolio shall have complied with each of its responsibilities under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties, or assets of the Acquiring Portfolio since December 31, 2009. As of the Effective Time of the Reorganization, the Merging Portfolio shall have received a certificate from the Acquiring Portfolio satisfactory in form and substance to the Merging Portfolio indicating that the Acquiring Portfolio has met the terms stated in this Section.

(c)        Regulatory Approval. The Registration Statement referred to in Section 6(k) shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission; and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d)        Tax Opinion. The Merging Portfolio shall have received the opinion of counsel, addressed to and in form and substance satisfactory to the Merging Portfolio, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to the Merging Portfolio and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of the Merging Portfolio in connection with the Reorganization, and on such other written representations as the Merging Portfolio and the Acquiring Portfolio will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:

(i)          The transfer of all the Merging Portfolio’s assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio followed by the pro rata distribution by the Merging Portfolio of all the Acquiring Portfolio Shares to the Merging Portfolio shareholders in complete liquidation of the Merging Portfolio, as set forth in Section 2 of this Agreement, will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and the Acquiring Portfolio and the Merging Portfolio will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(ii)         No gain or loss will be recognized by the Acquiring Portfolio upon the receipt of all the assets of the Merging Portfolio solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio.

(iii)        No gain or loss will be recognized by the Merging Portfolio upon the transfer of all the Merging Portfolio’s assets to the Acquiring Portfolio solely in exchange for Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of all the liabilities of the Merging Portfolio or upon the distribution (whether actual or constructive) of Acquiring Portfolio Shares to the Merging Portfolio shareholders solely in exchange for such shareholders’ shares of the Merging Portfolio in complete liquidation of the Merging Portfolio.

(iv)        No gain or loss will be recognized by the Merging Portfolio shareholders upon the exchange of their Merging Portfolio shares solely for Acquiring Portfolio Shares in the Reorganization.

(v)         The aggregate tax basis of the Acquiring Portfolio Shares received by each Merging Portfolio shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Merging Portfolio shares exchanged therefor by such shareholder. The holding period of Acquiring Portfolio Shares received by each Merging Portfolio shareholder will include the period during which the Merging Portfolio shares exchanged therefor were held by such shareholder, provided such Merging Portfolio shares are held as capital assets at the time of the Reorganization.

(vi)         The tax basis of the Merging Portfolio’s assets transferred to the Acquiring Portfolio will be the same as the adjusted tax basis of such assets to the Merging Portfolio immediately before the Reorganization. The holding period of the assets of the Merging Portfolio in the hands of the Acquiring Portfolio will include the period during which those assets were held by the Merging Portfolio immediately prior to the Reorganization.

(vii)        The Acquiring Portfolio will take into account the items of the Merging Portfolio described under Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Treasury Regulations thereunder.

The opinion will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) as a result of the transfer of such asset regardless of whether such transfer would otherwise be a nonrecognition transaction.

The opinion shall be based on customary assumptions and is conditioned upon the receipt of such representations as counsel may reasonably request of the Acquiring Portfolio and the Merging Portfolio and the tax owners of the Portfolios. In addition, counsel shall assume that any statement or representation made “to the best knowledge of” or “to the knowledge of” any person or entity is and will be true without such qualification.

(e)        Opinion of Counsel. The Merging Portfolio shall have received the opinion of counsel for the Acquiring Portfolio, dated as of the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to the Merging Portfolio, to the effect that:

(i)          FIVIT is an open-end management company registered under the Securities Act and the Company Act, and is duly organized and validly existing in good standing under the laws of the State of Delaware;

(ii)         The Acquiring Portfolio is a series of FIVIT;

(iii)        The Plan and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Trustees of FIVIT, and the Plan has been duly executed and delivered by FIVIT on behalf of the Acquiring Portfolio and, assuming due authorization, execution, and delivery of the Plan by CVP on behalf of the Merging Portfolio, is a valid and binding obligation of FIVIT and its series, the Acquiring Portfolio;

(iv)        The execution and delivery of the Plan by the Acquiring Portfolio did not, and the performance by FIVIT and the Acquiring Portfolio of their respective obligations hereunder will not: (a) violate FIVIT’s Declaration of Trust, as amended, or its By-Laws, as amended; or (b) violate any provision of any material agreement known to such counsel;

(v)         To the knowledge of such counsel, and without any independent investigation, (i) the Acquiring Portfolio is not subject to any litigation or other proceedings, other than as already disclosed to the Merging Portfolio, that might have a materially adverse effect on the operations of the Acquiring Portfolio, (ii) the Acquiring Portfolio is registered as an investment company with the Commission and is not subject to any stop order, and (iii) all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Acquiring Portfolio under the federal laws of the United States or the laws of the State of Delaware or under state securities or “Blue Sky” laws to permit consummation, in all material respects, of the transactions contemplated by the Plan, have been obtained or made; and

(vi)        The Acquiring Portfolio Shares to be issued pursuant to the Reorganization have been duly authorized and upon issuance thereof in accordance with the Plan and FIVIT’s Declaration of Trust and By-Laws will be legally issued, fully paid and non-assessable shares of beneficial interest of the Acquiring Portfolio.

10.	AMENDMENTS, TERMINATIONS, NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS

(a)        The parties hereto may, by agreement in writing authorized by the Board of Directors or Trustees of each party, amend the Plan at any time before or after approval of the Plan by shareholders of the Merging Portfolio, but after such approval, no amendment shall be made that materially changes the terms of this Agreement.

(b)        At any time prior to the Effective Time of the Reorganization, any of the parties may by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties made pursuant to this Agreement, and (ii) waive compliance with any of the covenants or conditions made for its benefit pursuant to this Agreement.

(c)        The Merging Portfolio may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to the Acquiring Portfolio if: (i) a material condition to its performance under this Agreement or a material covenant of the Acquiring Portfolio contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by the Acquiring Portfolio.

(d)        The Acquiring Portfolio may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to the Merging Portfolio if: (i) a material condition to its performance under this Agreement or a material covenant of the Merging Portfolio contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by the Merging Portfolio.

(e)        The Plan may be terminated by either party at any time prior to the Effective Time of the Reorganization upon notice to the other party, whether before or after approval by the shareholders of the Merging Portfolio, without liability on the part of either party hereto or its respective Directors, Trustees, officers, or shareholders, and shall be terminated without liability as of the close of business on November 30, 2011, if the Effective Time of the Reorganization is not on or prior to such date.

(f)        No representations, warranties, or covenants in or pursuant to the Plan, including, but not limited to, any documents delivered or deliverable subsequent to the Closing, shall survive the Reorganization.

11.        EXPENSES

Neither the Merging Portfolio nor the Acquiring Portfolio shall pay for any of the following costs associated with the Reorganization: proxy solicitation, tabulation, mailing and printing, preparation of the Registration Statement, legal counsel, issuance of the tax opinion, and any special billings imposed by either Portfolio’s auditors in connection with the Reorganization. ALPS Advisors, Inc., the investment adviser to FIVIT, and Calvert Asset Management Company, Inc., the investment adviser to CVP, or their affiliates, have agreed to pay for such costs and to allocate the costs among them. Other than as described herein, each Portfolio will bear its own expenses incurred in connection with this Reorganization, including, with respect to the Merging Portfolio, the cost of any tail insurance that the CVP Board of Directors may deem advisable.

12.        GENERAL

This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Plan between the parties and may not be changed or terminated orally. The Plan may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each party and delivered to the parties hereto. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Nothing in the Plan, expressed or implied, is intended to confer upon any other person any rights or remedies by reason of the Plan.

IN WITNESS WHEREOF, the Merging Portfolio and the Acquiring Portfolio have caused the Plan to be executed on their behalf by their respective President, Vice President or Treasurer, and their seals to be affixed hereto and attested by their respective Secretary or Assistant Secretary, all as of the day and year first above written, and to be delivered as required.

CALVERT VARIABLE PRODUCTS, INC. on behalf of Calvert VP Lifestyle Portfolio

Attest:

By:	By:
Name:	Name:
Title:	Title:

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST on behalf of Ibbotson ETF Asset Allocation Portfolio
Attest:

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

AS OF [                 ], 20[    ]

EARNINGS AND PROFITS[1]	$[ ]

CAPITAL LOSS CARRYOVERS[2]	$[ ]

1 EARNINGS AND PROFITS OF THE FUND HAVE BEEN COMPLETED WITH THE BEST INFORMATION AVAILABLE AS OF [    /    /        ]. EARNINGS AND PROFITS DOES NOT INCLUDE CAPITAL LOSSES GENERATED IN THE AMOUNT OF $[            ] PURSUANT TO §852(c).

2 THE CAPITAL LOSS CARRYOVERS WAS CALCULATED FOR THE FUND WITH THE BEST INFORMATION AVAILABLE AS OF [    /    /        ].